UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

In a Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 22, 2006, Sipex Corporation ("Sipex," or the "Company") announced that it had agreed to sell $30,000,000 of its 5.5% Convertible Senior Notes due 2026 (the "2006 Notes") and related warrants (the "Warrants") in a private placement transaction (the "Transaction"). The 2006 Notes were sold to certain accredited investors (the "Investors") in reliance on Regulation D under the Securities Act of 1933, as amended.

In connection with the Transaction, on May 16, 2006 the Company and Wells Fargo Bank, National Association, as Trustee executed an Indenture ("Indenture’) pursuant to which the Company issued the 2006 Notes to each of the Investors. Section 2.3(b) of the Indenture provides that if Sipex is not current in its SEC filings by August 15, 2006, Sipex will pay additional interest on the 2006 Notes at an annual rate of 1.5% for the period beginning August 15, 2006 through the date that the Company’s filings become current.

On May 16, 2005, Sipex also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investors. Section 2(a) of the Registration Rights Agreement provides that Sipex shall file with the SEC a registration statement covering the resale of the 2006 Notes, the Warrants and the shares of Sipex’s common stock issuable upon conversion of the 2006 Notes and exercise of the Warrants no later than August 15, 2006 and have the registration statement declared effective no later than December 31, 2006. Pursuant to Section 2(f) of the Registration Right Agreement, if these deadlines are not met, or the registration statement is otherwise unavailable for the resale of these securities, Sipex will be required to pay "registration delay payments" to the Investors equal to a per annum rate of 0.8% times the principal amount of the 2006 Notes for the period beginning on August 15, 2006 through the date that the registration statement is filed; provided, however, that this rate may increase to 1.2% if Sipex has not met its registration obligations within 60 days, as more fully described in the Registration Rights Agreement.

As disclosed on August 15, 2006, the Company was unable to complete and file its delayed SEC filings on August 15, 2006. Accordingly, pursuant to the above described provisions of the Indenture and the Registration Rights Agreement, the Company shall (i) pay Investors additional interest on the 2006 Notes at an annual rate of 1.5% beginning August 15, 2006 until the date that the Company’s SEC filings become current, and (ii) pay Investors "registration delay payments" equal to a per annum rate of 0.8% times the principal amount of the 2006 Notes for the period beginning on August 15, 2006 through the date that the registration statement is filed; provided that this rate may be increased as described above.

The foregoing descriptions do not purport to be complete descriptions of the Indenture and the Registration Rights Agreement, and the descriptions are qualified in their entirety by reference to the full text of each which are attached as Exhibits 4.1 and 10.2 to our current report on Form 8-K filed on May 22, 2006.

Item 8.01 Other Events.

Sipex issued a press release on August 15, 2006 announcing the delay of SEC filings on August 15, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated August 15, 2006, announcing the delay of SEC filings on August 15, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

August 18, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 15, 2006, announcing the delay of SEC filings on August 15, 2006